SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                  AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 19, 1998



                          Tech Electro Industries, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Texas                     0-2408297               75-2408297
----------------------------   --------------------     -------------------
       (State or other         (Commission File No.)   (IRS Employer ID No.)
jurisdiction of incorporation)


2941 Main Street, Suite 300-B, Santa Monica, California             90405
-------------------------------------------------------            --------
    (Address of principal executive office)                       (Zip Code)


Registrant's telephone number, including area code: (310) 396-1782

                          TECH ELECTRO INDUSTRIES, INC.
                                                                      D R A F T

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                           CURRENT REPORT ON FORM 8-K


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(A)      CONSOLIDATED FINANCIAL STATEMENTS OF U.S. COMPUTER GROUP INC. AND
         SUBSIDIARIES

              Independent Auditors' Report
              Consolidated Balance Sheet as of February 28, 1998
              Statement of Consolidated Operations for the Year Ended
                  February 28, 1998
              Consolidated Statement of Changes in Shareholders' Deficiency
                  for the Year Ended February 28, 1998
              Statement of Consolidated Cash Flows for the Year Ended
                  February 28, 1998
              Notes to Consolidated Financial Statements for the Year Ended
                  February 28, 1998


(B)      CONSOLIDATED FINANCIAL STATEMENTS OF U.S. COMPUTER GROUP INC. AND
         SUBSIDIARIES

              Report of Independent Auditors
              Consolidated Balance Sheet as of February 28, 1997
              Consolidated Statement of Operations for the Year Ended
                  February 28, 1997
              Consolidated Statement of Shareholders' Equity (Deficit) for the
                  Year Ended February 28, 1997
              Consolidated Statement of Cash Flows for the Year Ended
                  February 28, 1997
              Notes to Consolidated Financial Statements


(C)      PRO FORMA FINANCIAL STATEMENTS.

              Introductory Paragraph
              Unaudited Pro Forma Consolidated Statement of
                  Operations for the Year Ended December 31, 1997
              Unaudited Pro Forma Consolidated Statement of
                  Operations for the Three Months Ended March 31, 1998
              Unaudited Consolidated Balance Sheet as of March 31, 1998 Notes to Unaudited Pro Forma Consolidated Balance
                  Sheet as of March 31, 1998

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of U.S. Computer Group Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of U.S. Computer Group Inc. and Subsidiaries (the "Company") as of February 28, 1998, and the related consolidated statements of operations, shareholders' deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

May 29, 1998
(June 11, 1998 as to Note 6)

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 1998
-------------------------------------------------------------------------------

ASSETS (Note 6)

CURRENT ASSETS:
  Cash                                                                   $9,873
  Accounts receivable - net of allowance for
   doubtful accounts of $428,952 (Note 15)                            1,853,294
  Inventories (Notes 2 and 3)                                         1,773,596
  Deferred sales costs (Note 2)                                         196,581
  Prepaid expenses and other current assets                             238,906
                                                                      ---------
           Total current assets                                       4,072,250

PROPERTY AND EQUIPMENT - Net (Notes 2 and 4)                            667,408

EXCESS OF COSTS OVER FAIR VALUE OF NET ASSETS
  ACQUIRED - Net (Note 2)                                               487,515

DEFERRED FINANCING COSTS - Net (Note 2)                                 251,663

OTHER ASSETS                                                            234,450
                                                                     ----------
TOTAL ASSETS                                                         $5,713,286
                                                                     ==========
LIABILITIES AND SHAREHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Current portion of credit facility
    obligations (Notes 6 and 17)                                        $70,000
  Current portion of note payable (Note 7)                               61,626
  Current portion of long-term debt (Note 8)                            147,547
  Accounts payable                                                    2,093,610
  Accrued liabilities (Note 14)                                       1,083,987
  Deferred service liability (Note 5)                                 1,364,317
  Acquisition deposit payable (Note 17)                                 500,000
                                                                      ---------
           Total current liabilities                                  5,321,087


                 See notes to consolidated financial statements

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

FEBRUARY 28, 1998
-------------------------------------------------------------------------------

CREDIT FACILITY OBLIGATIONS (Notes 6 and 17)                          6,540,063

NOTE PAYABLE (Note 7)                                                    38,950

LONG-TERM DEBT (Note 8)                                                 198,453

DEFERRED LEASE INCENTIVE (Note 16)                                       94,473
                                                                     ----------
           Total liabilities                                         12,193,026
                                                                     ----------

COMMITMENTS AND CONTINGENCIES (Note 16)

REDEEMABLE PREFERRED STOCK, series D, $1,000 par value;
  1,000 shares authorized; 181,349 shares issued and
  outstanding, redemption value and liquidation
  preference of $267,622 (Note 10)                                      267,622
                                                                     ----------

REDEEMABLE COMMON STOCK, 2,737 SHARES AT $1.95 PER SHARE (Note 14)        5,337
                                                                     ----------

SHAREHOLDERS' DEFICIENCY (Notes 1, 11 and 17):
  Preferred  stock,  series A, B and C, $100 par
    value; 1,000, 2,000 and 3,500 shares
    authorized, respectively;
    no shares outstanding                                                  --
  Redeemable preferred stock, series E, $1,000 par
    value; 5,000 shares authorized; 2,000 shares
    issued and outstanding, redemption value and
    liquidation preference of $2,000,000
    (Notes 9 and 17)                                                  2,000,000
  Common stock, .00001 par value; 1,500,000
    shares authorized; 674,073 shares issued
    and outstanding                                                           7
  Treasury stock, 18,196 shares, at cost                               (100,217)
  Notes receivable from shareholders (Note 12)                         (184,434)
  Additional paid-in capital                                          3,256,697
  Accumulated deficit                                               (11,724,752)
                                                                     ----------
           Total shareholders' deficiency                            (6,752,699)
                                                                     ----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIENCY                       $5,713,286
                                                                     ==========
                 See notes to consolidated financial statements

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

STATEMENT OF CONSOLIDATED OPERATIONS
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------


TRADE SALES - Net of sales returns and allowances                    $7,101,281

SERVICE REVENUES                                                     17,155,971
                                                                     ----------
      Total sales and revenues (Notes 2 and 15)                      24,257,252

COST OF SALES AND REVENUES                                           11,156,915

DIRECT SERVICING EXPENSES                                            10,626,351

GENERAL AND ADMINISTRATIVE EXPENSES                                   5,341,688
                                                                     ----------
      Operating loss                                                 (2,867,702)

INTEREST EXPENSE (Net of interest income of $ 13,037)                   926,998

OTHER INCOME                                                            (49,800)
                                                                     ----------
      Loss before provision for income taxes                         (3,744,900)

PROVISION FOR INCOME TAXES (Note 13)                                      3,000
                                                                     ----------
NET LOSS                                                            $(3,747,900)
                                                                     ==========

                 See notes to consolidated financial statements

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIENCY
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------

                           Preferred               Preferred
                             Shares    Preferred     Shares    Preferred
                          Outstanding    Stock    Outstanding    Stock           Common Shares       Common      Treasury
                            Series D    Series D    Series E    Series E    Outstanding   Treasury   Stock        Stock
                             -------    --------    --------   ---------    -----------   --------   -----      ---------
BALANCE,
MARCH 1, 1997                317,357    $468,334        -            $-       674,073        828       $7       $(7,866)

Net loss for the year
 ended February 28, 1998           -           -        -             -             -          -        -             -

Dividends on redeemable
 preferred stock                   -           -        -             -             -          -        -             -

Common stock
 redeemed                          -           -        -             -             -     17,368        -       (92,351)

Forgiveness of debt
 and interest for
 related party                     -           -        -             -             -          -        -             -

Issuance of
 preferred stock                   -           -    2,000     2,000,000             -          -        -             -

Accrued interest on notes
 receivable from
 shareholders                      -           -        -             -             -          -        -             -

Transfer to redeemable
 preferred stock, Series D  (317,357)   (468,334)       -             -             -          -        -             -

Transfer to redeemable
 Common stock                      -           -        -             -             -          -        -             -
                             -------    --------    -----    ----------       -------     ------     ----     ---------
BALANCE,
 FEBRUARY 28, 1998                 -    $      -    2,000    $2,000,000       674,073     18,196       $7     $(100,217)
                             =======    ========    =====    ==========       =======     ======     ====     =========

                See notes to consolidated financial statements.

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

YEAR ENDED FEBRUARY 28, 1998
------------------------------------------------------------------------------

                                Notes
                             Receivable    Additional                     Total
                                from         Paid-in    Accumulated    Shareholders'
                            Shareholders     Capital     Deficiency     Deficiency
                             ---------     ----------  ------------    -----------
BALANCE,
MARCH 1, 1997                $(173,179)    $1,669,853   $(7,939,881)   $(5,982,732)

Net loss for the year
 ended February 28, 1998             -              -    (3,747,900)    (3,747,900)

Dividends on redeemable
 preferred stock                     -              -       (36,971)       (36,971)

Common stock
 redeemed                            -              -             -        (92,351)

Forgiveness of debt
 and interest for
 related party                       -      1,592,181             -      1,592,181

Issuance of
 preferred stock                     -              -             -      2,000,000

Accrued interest on notes
 receivable from
 shareholders                  (11,255)             -             -        (11,255)

Transfer to redeemable
 preferred stock, series D           -              -             -       (468,334)

Transfer to redeemable
 Common stock                        -         (5,337)                      (5,337)
                             ---------     ----------  ------------    -----------
BALANCE,
 FEBRUARY 28, 1998           $(184,434)    $3,256,697  $(11,724,752)   $(6,752,699)
                             =========     ==========  ============    ===========

                See notes to consolidated financial statements.

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

STATEMENT OF CONSOLIDATED CASH FLOWS
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $(3,747,900)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Depreciation and amortization                           285,444
    Amortization of excess of costs over fair
      value of net assets acquired                           79,867
    Amortization of deferred financing costs                 39,575
    Provision for the allowance for doubtful
      accounts receivable                                   152,481
    Loss on disposal of fixed assets                         19,269
    Forgiveness of interest to related party                262,181
    Accrued interest on notes receivable from
      shareholders                                          (11,255)
    Changes in assets and liabilities:
      Accounts receivable                                 1,012,231
      Inventories                                           597,146
      Deferred sales costs                                  120,034
      Prepaid expenses and other current assets             (58,767)
      Deferred financing costs                             (291,238)
      Other assets                                         (136,976)
      Accounts payable                                     (241,999)
      Accrued liabilities                                   (55,528)
      Deferred service liability                           (584,087)
      Acquisition deposit payable                           500,000
      Deferred lease incentive                              (54,935)
                                                         ----------
           Net cash used in operating activities         (2,114,457)
                                                         ----------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Additions to property and equipment                      (243,140)
                                                         ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of credit facility obligations             (15,840,320)
  Proceeds from credit facility obligations              17,600,383
  Payments of note payable                                  (24,424)
  Repayments on long-term debt                             (196,866)
  Borrowings from issuance of long-term debt                234,941
  Repayments of loans to shareholder                       (100,000)
  Borrowings from shareholder                               730,000
  Redemption of redeemable preferred stock                 (200,712)
  Dividends on redeemable preferred stock                   (36,971)
  Redemption of common stock                                (92,351)
                                                         ----------
           Net cash provided by financing activities      2,073,680
                                                         ----------
NET DECREASE IN CASH                                       (283,917)

CASH, BEGINNING OF YEAR                                     293,790
                                                         ----------
CASH, END OF YEAR                                            $9,873
                                                         ==========

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid (received) during the year for:
    Interest                                               $910,262
                                                         ==========
    Income taxes paid                                        $9,659
                                                         ==========
    Income taxes refunded                                   $(2,202)
                                                         ==========


SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
 1. The Company issued 2,000 shares of preferred stock, series E, with a par value of $1,000 per share in exchange for a $2,000,000 subordinated loan payable to a shareholder.

 2. A shareholder forgave a $1,330,000 loan payable, which was accounted for as additional paid-in capital.

 3. A capital lease obligation of $141,348 was incurred when the Company entered into a lease for new equipment.

 4. The Company issued a $125,000 note payable to a former employee to satisfy an outstanding liability.

See notes to consolidated financial statements.

U.S. COMPUTER GROUP INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED FEBRUARY 28, 1998
-------------------------------------------------------------------------------


1.    DESCRIPTION OF BUSINESS

      The accompanying consolidated financial statements include the accounts of U.S. Computer Group Inc. and its two wholly-owned subsidiaries, U.S. Computer Sources, Inc. and U.S. Computer Products, Inc. (collectively, the "Company").

      The Company provides maintenance services for midrange equipment manufactured by Digital Equipment Corporation, IBM, Sun Microsystems, Inc. and many leading brand personal computers, the sale of new and used computer equipment, network integration and design services, disaster recovery and business relocation services. The Company's customers are located primarily in New York, New Jersey and Pennsylvania. During the year ended February 28, 1998, approximately 71 percent of the Company's revenue was generated from the maintenance of computer equipment.

      During the year ended February 28, 1998, the Company sustained a net loss of $3,747,900, and had a shareholders' deficiency and working capital deficiency of $6,752,699 and $1,248,837, respectively, as of February 28, 1998. The Company is dependent upon continuing support from its shareholders to generate sufficient cash flows to meet its obligations on a timely basis and to provide working capital to finance operations. Support from the shareholders has been received in the past, and the Company's current majority shareholder, Tech Electro Industries, Inc. (see
      Note 17), has commited to providing continuing support sufficient to meet the Company's cash flow and working capital requirements through at least February 28, 1999.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principles of Consolidation - The consolidated financial statements include the financial statements of U.S. Computer Group Inc. and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      Revenue Recognition and Deferred Sales Costs - Service revenues generated under service maintenance contracts are recognized on a straight-line basis over the contract period, which is in proportion to the costs expected to be incurred in performing services under the contract. Estimated losses on contracts, if any, are charged against earnings in the Period in which such losses are identified. Costs incurred that are directly related to the acquisition of a contract are deferred and charged to expense on a straight-line basis over the contract period, not to exceed twelve months. Defered sales costs on the accompanying consolidated balance sheet represent the unamortized balance of incremental commissions and bonuses paid to acquire maintenance contracts. Service revenues that are not under contract are recognized as the service is performed. Revenue from trade sales is recognized upon shipment.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Inventories - Inventories are stated at the lower of cost or market and consist of electronic components and computer systems which support the Company's maintenance service contracts. Cost is determined using the first-in, first-out method.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation and amortization. Equipment under capital leases is stated at the present value of minimum lease payments. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets, as follows:

         Machinery and equipment                                       5 years
         Furniture and fixtures                                        8 years
         Automobiles                                                   5 years

      Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Assets acquired under capital leases are amortized over the shorter of the lease term or the estimated useful life of the related asset.

      Excess of Costs Over Fair Value of Net Assets Acquired - Excess of costs over fair value of net assets acquired were previously being amortized on a straight-line basis over 15 years. The recoverability of the excess of costs over fair value of net assets acquired were evaluated taking into consideration operating results and other significant events or changes in the business environment. The Company has reevaluated the useful life of these costs and will amortize them over 10 years. This change, effective March 1, 1997, is being treated as a change in accounting estimate and will be accounted for prospectively. Accumulated amortization was $159,185 as of February 28, 1998. Based upon the operating plans for the upcoming year, the Company believes that an impairment does not exist and, accordingly, has not reduced the excess of costs over the fair value of net assets acquired.

      Deferred Financing Costs - Deferred financing costs are being amortized on
      a  straight-line   basis  over  the  term  of  the  financing   agreement.
      Accumulated amortization was $39,575 as of February 28, 1998.

      Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of - Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

      Stock-Based Compensation - The Company accounts for its stock options in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB Opinion No. 25"), and related interpretations. As such, compensation expense would be recorded on the date of grant only if and to the extent that the current market price of the underlying stock exceeded the exercise price. Accordingly, no compensation expense has been recognized in the consolidated financial statements for employee stock arrangements. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), permits entities to recognize as expense, over the vesting period, the fair value of all stock-based awards on the date of grant. SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. Such pro forma disclosure provisions were not required as no stock options or stock-based compensation awards were granted since 1992.

      Fair  Value  of  Financial   Instruments  -  The  following   methods  and
      assumptions were used to estimate the fair values of each class of financial instruments:

      a. Cash, accounts receivable, accounts payable, accrued liabilities and other current liabilities - The carrying amounts approximate fair value because of the short-term maturity of these instruments.

      b. Credit facility obligations, note payable, long-term debt and redeemable preferred stock, series D - The carrying amounts approximate fair value based on the borrowing rates currently available to the Company for loans with similar terms.

      c. Notes receivable from shareholders and redeemable preferred stock, series E - Due to the nature of these related party transactions, it is not practicable to estimate the fair value of these instruments.

      Income Taxes - The Company accounts for income taxes through the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

3.    INVENTORIES

      Inventories consist of the following at February 28, 1998:

         Parts to service maintenance contracts              $4,214,209
         Less valuation reserves                              2,440,613
                                                             ----------
                                                             $1,773,596
                                                             ==========

      Inventories of $115,826 are included in other assets on the accompanying consolidated balance sheet. This amount represents the portion of inventory which is not expected to be sold or used in the next twelve months and is presented net of valuation reserves.

4.    PROPERTY AND EQUIPMENT - NET

      Property and equipment - net consists of the following at February 28, 1998:

         Machinery and equipment                             $  775,767
         Leasehold improvements                                 252,008
         Furniture and fixtures                                 179,996
         Automobiles                                            276,046
                                                             ----------
                                                              1,483,817

         Less accumulated depreciation and amortization         816,409
                                                             ----------
                                                             $  667,408
                                                             ==========

      Depreciation and amortization of property and equipment amounted to $285,444 in fiscal year 1998. Included in property and equipment at February 28, 1998 is $404,599 of equipment and furniture under capital leases. Accumulated amortization of such equipment and furniture was $196,359 at February 28, 1998.

5.    DEFERRED SERVICE LIABILITY

      The deferred service liability of $1,364,317 on the accompanying consolidated balance sheet represents maintenance contract revenues billed but not yet earned. The terms of the Company's service maintenance contracts provide for a period of service of twelve months. Contracts are automatically extended by the Company unless the customer provides 90 days notice of termination. The deferred service liability is amortized on a straight-line basis over the term of the related contracts. As of February 28, 1998, the Company had a service maintenance contract base with an aggregate balance of approximately $16,398,000.

6.    CREDIT FACILITY OBLIGATIONS

      On September 9, 1997, the Company entered into a loan agreement (the "Agreement") with a financial institution and repaid its obligation under a previous credit agreement. On February 24, 1998, certain terms of the Agreement were amended. The Agreement provides for a revolving loan with the maximum borrowings allowable equal to the lesser of $10,000,000 outstanding at any one time or the sum of 80 percent of the amount of the Company's eligible receivables, as defined in the Agreement, other than maintenance contract receivables, plus 4.25 times the average total monthly computer maintenance contract collections to be calculated on a trailing twelve month moving average, plus a term loan in the principal amount of $500,000 (the "Term Loan"). Borrowings under the Agreement are secured by an interest in all of the Company's owned accounts receivable, inventory, equipment, investment property and general intangibles.

      Borrowings under the Agreement bear interest at a rate equal to the prime rate plus 2 percent per year (10.5 percent at February 28, 1998), but in no event less than 9 percent per year. The revolving loan matures on September 30, 2000, subject to automatic renewal terms of one year each. As of February 28, 1998, $6,110,063 was outstanding under the revolving loan.

      The interest on the Term Loan is payable beginning on October 31, 1998 in equal monthly installments of $14,000, and the principal balance of the Term Loan is payable on September 30, 2000. As of February 28, 1998, $500,000 was outstanding under the Term Loan.

      The terms of the Agreement provide for minimum monthly interest charges, an initial loan fee of 1 percent of the maximum dollar amount of the loan, an anniversary fee of .5 percent of the maximum dollar amount and a quarterly facility fee of $5,000. The Company may terminate the Agreement at any time by paying an early termination fee. Certain financial and nonfinancial covenants are required to be met. At February 28, 1998, covenants relating to tangible net worth and audited financial statement deadlines were in default; however, on June 11, 1998, the financial institution provided waivers of such covenants through May 31, 1999 and July 15, 1998, respectively, (see Note 17) in exchange for additional compensation, an increase in the early termination fee, and extension of the Agreement for one year.

      The maximum amount outstanding under the Company's credit agreements during fiscal year 1998 was approximately $6,695,000, average borrowings were approximately $5,200,000 and the weighted average interest rate was
      10.9 percent.

      In addition, the Company has a "floorplan" credit line arrangement with a finance corporation which provides for financing of up to $250,000 to support inventory purchases from a specific vendor. The floorplan credit line agreement does not provide for interest terms as amounts outstanding are required to be paid in approximately thirty days. As collateral security for the payments under the loan agreement, the Company granted the finance corporation a security interest in the assets of the Company. As of February 28, 1998, accounts payable includes approximately $211,000 related to this inventory financing.

      Maturities on financial institution obligations are as follows:

          Year Ended
          February 28,

          1999                                             $   70,000
          2000                                                168,000
          2001                                              6,372,063
                                                           ----------
                                                           $6,610,063
                                                           ==========

7.    NOTE PAYABLE

      The note payable to a former employee of $100,576, on the accompanying consolidated balance sheet, bears interest at 8 percent per year and is payable in twenty-four equal monthly installments, including principal and interest, commencing on October 15, 1997. This note had an original balance of $125,000.

8.    LONG-TERM DEBT

      As of February 28, 1998, long-term debt consists of the following:

         Capital lease obligations (a)                       $273,758
         Automobile loans (b)                                  72,242
                                                             --------
                                                              346,000

         Less current installments of long-term debt          147,547
                                                             --------
                                                             $198,453
                                                             ========


        (a) The Company has various capital lease obligations with annual interest rates ranging from 10 to 12.22 percent payable in monthly installments through August 2000. The monthly lease payments, including interest, range from $698 to $7,370. The capital lease obligations are secured by the related underlying equipment and furniture.

        (b) The Company has various automobile loans with annual interest rates ranging from 9.89 to 11.5 percent payable in monthly installments through February 2001. The monthly loan payments, including interest, range from $324 to $522. The automobile loans are secured by the related automobiles.

      Maturities on long-term debt are as follows:

           Year Ending
           February 28,

           1999                                               $147,547
           2000                                                158,054
           2001                                                 40,399
                                                              --------
                                                              $346,000
                                                              ========

      At February 28, 1998, future minimum capital lease payments are as follows:

         Year Ending February 28,

         1999                                                  $154,078
         2000                                                   130,030
         2001                                                    12,240
                                                               --------
         Total minimum lease payments                           296,348

         Less amount representing interest                       22,590
                                                               --------
         Present value of future minimum lease payments         273,758

         Less current installments                              113,828
                                                               --------
         Obligations under capital leases excluding
           current installments                                $159,930
                                                               ========


9.    RELATED PARTY TRANSACTION

      The Company had outstanding $3,330,000 in subordinated loans payable to a shareholder at February 28, 1998. The subordinated loans bore interest at rates ranging from 8 to 10 percent. Subsequent to February 28, 1998, as a requirement of the purchase of 51 percent of the Company by Tech Electro Industries, Inc. (see Note 17), the shareholder converted $2,000,000 of subordinated loans into 2,000 shares of series E redeemable preferred stock (non-voting) with a par value of $1,000 per share. Cumulative dividends are payable annually beginning December 31, 1998 in cash at a rate of 7 percent, or 12 percent if paid in additional shares of series E redeemable preferred stock. It is the Company's option to pay dividends in either form. The series E preferred stock is redeemable, at the Company's option, at any time after issuance, as set forth in the amended certificate of incorporation. The shareholder forgave the remaining loan balance of $1,330,000 and $262,181 of related accrued interest. The Company is accounting for this transaction as if it had occurred on February 28, 1998. The liabilities forgiven have been accounted for as additional paid-in capital.

10.   REDEEMABLE PREFERRED STOCK

      The series D preferred stock (preferred stock) are cumulative, non-voting shares that were originally issued in connection with a business acquisition. In September 1997, a redemption agreement was signed with the preferred shareholder, which calls for 14 monthly payments of $33,452 for 22.668 shares of series D preferred stock which will fully redeem all outstanding preferred shares by October 1998. Dividends will continue to be paid on the remaining balance at a rate of 8 percent per year as set forth in the certificate of incorporation. The amount redeemed during fiscal year 1998 aggregated $200,712. The liquidation preference of the preferred stock as of February 28, 1998 is the remaining redemption price of $267,622.

11.   STOCK OPTIONS

      In 1992, the Company granted options to purchase 31,907 shares of common stock to two of its officers at an exercise price of $1.567 per share. The officers who were granted these options resigned from the Company and all of the options granted were canceled in December 1997. No options were granted or exercised during fiscal year 1998 (see Note 16).

12.   NOTES RECEIVABLE FROM SHAREHOLDERS

      The Company has three notes due from shareholders aggregating $184,434 at February 28, 1998, which have been recorded as a separate component of shareholders' deficiency on the accompanying consolidated balance sheet. Interest on the notes bear interest at a rate of 7.5 percent per year. The notes require payment to be made before December 31, 2001.

13.   PROVISION FOR INCOME TAXES

      The provision for income taxes for fiscal year 1998 is comprised of the following:

                                               State and
                                     Federal      Local     Total

           Current                   $     -       $3,000   $3,000
           Deferred                        -            -        -
                                     -------   ----------   ------
                                     $     -       $3,000   $3,000
                                     =======   ==========   ======




      Income tax expense for fiscal year 1998 differed from amounts computed by applying the United States Federal income tax rate of 34 percent to the loss before provision for income taxes due to the increase in the valuation allowance, permanent differences and state taxes.

      At  February  28,  1998,   deferred  tax  assets,   net  of  deferred  tax
      liabilities, are as follows:

                                                          Deferred
                                                        Tax Assets/
                                                       (Liabilities)

         Net operating loss carryforwards               $ 2,189,079
         Inventories                                      1,025,220
         Accounts receivable                                180,160
         Property and equipment                            (147,441)
                                                        -----------
         Net deferred tax assets                          3,247,018
         Less valuation allowance                        (3,247,018)
                                                        -----------
                                                        $         -
                                                        ===========

      The valuation allowance reduces deferred tax assets to management's best estimate of net deferred tax assets which more likely than not will be realized.

      At February 28, 1998, the Company has net operating loss tax carryforwards of approximately $5,200,000, which expire through fiscal year 2013. However, certain limitations would apply as a result of the acquisition by Tech Electro Industries, Inc. (see Note 17).

      The Company has been notified that its New York State income tax returns for fiscal years 1993 through 1996 have been selected for examination. Management believes any liability resulting from this examination would not be material to the Company's financial position or results of operations.

14.   EMPLOYEE BENEFIT PLAN

      The Company has a 401(k) Savings Plan (the "Plan"). Participants in the Plan may contribute up to 15 percent of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The Plan provides for matching contributions equal to a percentage of the participants' contributions as determined each year by the Company. In fiscal 1998, the Company did not make any matching contributions.

      Certain participants in the Plan hold as an investment in the Plan shares of the Company's common stock. Terminated employees have the option to require the Company to purchase the shares at the most recent fair value of the Company's common stock as determined as a result of an independent valuation. During fiscal year 1998, employees were given the option to redeem shares at $6.20 per share for a limited period of time. During fiscal year 1998, 17,368 shares were redeemed by the Company at a redemption value of $92,351. As of February 28, 1998, the Company has received notice from employees that 2,737 shares will be required to be redeemed for a redemption value of $5,337, or $1.95 per share, which represents the fair value of the Company's common stock resulting from the most recent independent valuation.

      The Plan is currently under examination by the Department of Labor ("DOL") for plan years 1993 through 1996. Management believes that the outcome of the examination will not have a material adverse effect on the Company's financial position or results of operations.

15.   BUSINESS AND CREDIT CONSIDERATIONS

      Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables. The Company's customers are dispersed across many industries and are located principally in New York, New Jersey and Pennsylvania.

      During fiscal year 1998, 7 customers accounted for approximately 14 percent of the Company's annual sales. At February 28, 1998, 10 customers had accounts receivable balances which in the aggregate represented approximately 44 percent of the total net receivables, and 1 customer had an accounts receivable balance which represented 11 percent of the total net receivables. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers, as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts. The Company, as a policy, does not require collateral from its customers.

16.   COMMITMENTS AND CONTINGENCIES

      Litigation - At February 28, 1998, the Company is a defendant in one lawsuit arising in the ordinary course of business. It is the opinion of management of the Company that it has meritorious defenses against all outstanding claims, which the Company will vigorously pursue, and the outcome will not have a significant adverse effect on the Company's financial position or results of operations.

      Operating Leases - The Company is obligated under lease agreements for warehouse, office facilities and certain equipment. Rent expense for operating leases approximated $742,000 for fiscal year 1998. The Company entered into a new lease in the current year to replace office facilities concurrently under lease. The Company received certain lease incentives, including a rent holiday. The Company also entered into two sublease agreements for a portion of its office facilities and provided certain lease incentives. The Company provided use of the premises for the first four months of the sublease as a rent holiday. In connection with a lease agreement previously entered into for certain office space, the Company received certain lease incentives, including a rent holiday. The net value of these incentives and other rent escalation clauses is being amortized over the life of the respective lease terms on a straight-line basis. As of February 28, 1998, the long-term balance of this incentive was $94,473 and is reflected as deferred lease incentive on the accompanying consolidated balance sheet.

      At February 28, 1998, future minimum operating lease payments are as follows:

           Year Ending
           February 28,
           1999                                        $ 685,245
           2000                                          372,169
           2001                                          318,849
           2002                                          278,050
           2003 and thereafter                         1,159,434
                                                      ----------
                                                      $2,813,747
                                                      ==========


      At February 28, 1998, future minimum rentals to be received under noncancelable subleases are as follows:

            Year Ending
            February 28,
            1999                                        $105,218
            2000                                         135,608
            2001                                         121,715
            2002                                         122,549
            2003 and thereafter                           40,850
                                                        --------
                                                        $525,940
                                                        ========

      Employment  Contract  -  As  of  February 28, 1998,  the  Company  had  an
      employment contract with an officer, entered into in March 1994, which provided for annual base compensation of $200,000 plus a bonus. The officer was entitled to receive annual increases no less than the increase in the consumer price index. To date, no increases had been taken. The bonus was based upon a specified calculation utilizing an adjusted profit figure, as defined in the employment agreement.

      Subsequent to February 28, 1998, the Company entered into a new employment contract with the same officer noted above for a period of three years. The contract provides for a base salary of $225,000 plus bonus, which may be increased from time to time at the discretion of the Board of Directors. The bonus is based upon a specified calculation, taking into account the Company's adjusted consolidated earnings, as defined in the employment contract. The Company also granted the officer an option to purchase up to 250,000 shares of the Company's stock at an exercise price of $1.47 per share, subject to various provisions, as defined in the employment agreement.

17.   SUBSEQUENT EVENTS

      On March 18, 1998, the Company further amended the Agreement (see Note 6) with the financial institution to provide for an additional loan ("Bridge Loan") of $500,000. The Bridge Loan is included as a part of the total maximum borrowings of the Company. The bridge loan bears interest at a rate equal to the prime rate plus 3.5 percent. Interest on the Bridge Loan is payable monthly commencing September 1998. The entire principal balance is due in September 2000 or August 2001 if the Agreement is renewed.

      On March 20, 1998, Tech Electro Industries, Inc. ("Tech Electro"), a public company, purchased 678,937 newly issued shares of the Company's stock for $1,000,000 (the "Purchase"). The Purchase represents a 51 percent ownership interest in the Company. Prior to year end, Tech Electro had deposited $500,000 with the Company which is recorded as an acquisition deposit payable on the accompanying consolidated balance sheet.

      On March 20, 1998, The Telstar Entertainment Group Plc (formerly Telstar Holdings Limited) ("Telstar") a shareholder of the Company, converted a $2,000,000 subordinated loan into preferred stock of the Company. The conversion was required as a term of the Purchase. The additional loan principal of $1,330,000 and accrued interest of $262,181 payable to Telstar as of February 28, 1998 was forgiven and accounted for as additional paid-in capital for the year ended February 28, 1998 (see Note
      9).

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF FEBRUARY 28, 1997
                         TOGETHER WITH AUDITORS' REPORT

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders of U.S. Computer Group, Inc.:


We have audited the accompanying consolidated balance sheet of U.S. Computer Group, Inc. (a New York Corporation) and subsidiaries as of February 28, 1997, and the related consolidated statements of operations and changes in shareholders' equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of U.S. Computer Group, Inc. and subsidiaries as of February 28, 1997, and the results of their operations and cash flows for the year then ended in conformity with generally accepted accounting principles.




October 29, 1997
Melville, New York

                U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                FEBRUARY 28, 1997


ASSETS

CURRENT ASSETS:
  Cash                                                                 $293,790
  Accounts receivable, net of allowance for doubtful
    accounts of $276,471                                              3,018,006
  Inventories                                                         2,370,742
  Prepaid expenses and other current assets                             180,142
  Deferred costs, net                                                   316,615
                                                                   ------------

          Total current assets                                        6,179,295

PROPERTY AND EQUIPMENT, net                                             728,981

EXCESS COSTS OVER FAIR VALUE OF ASSETS ACQUIRED, net                    567,382

OTHER ASSETS                                                             97,471
                                                                   ------------

                                                                     $7,573,129
                                                                   ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Current portion of long-term debt                                     $94,604
  Accounts payable                                                    2,335,609
  Accrued liabilities                                                 1,264,515
  Deferred service liability                                          1,948,404
  Current portion of bank obligations                                   150,000
  Current portion of subordinated loan payable
   to shareholder                                                       100,000
                                                                   ------------

          Total current liabilities                                   5,893,132

BANK OBLIGATIONS                                                      4,700,000

LONG-TERM DEBT                                                          213,321

DEFERRED LEASE INCENTIVE                                                149,408

NOTE PAYABLE                                                            200,000

SUBORDINATED LOAN PAYABLE TO SHAREHOLDER                              2,400,000
                                                                   ------------

          Total liabilities                                          13,555,861
                                                                   ------------


                The accompanying notes to consolidated financial
               statements are an integral part of this statement.

                U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEET (Continued)
                                FEBRUARY 28, 1997


REDEEMABLE PREFERRED STOCK, series D, $1,000
  par value, 1,000 shares authorized,
  468.334 shares issued and outstanding,
  redemption value and liquidation
  preference of $468,334                                                468,334
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, series A, B and C, authorized
   1,000, 2,000 and 3,500 shares, respectively,
   $100 par, no shares outstanding Common stock,                              -
   $.00001 par value, 1,500,000 shares authorized,
   674,073 shares issued                                                      7
  Treasury stock, 828 shares, at cost                                    (7,866)
  Additional paid-in capital                                          1,669,853
  Accumulated deficit                                                (7,939,881)
  Notes receivable from shareholders                                   (173,179)
                                                                   ------------

          Total shareholders' deficit                                (6,451,066)
                                                                   ------------

                                                                     $7,573,129
                                                                   ============

                The accompanying notes to consolidated financial
               statements are an integral part of this statement.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED FEBRUARY 28, 1997




TRADE SALES, net of sales returns and allowances                     $7,837,346

SERVICE REVENUES                                                     16,676,105
                                                                   ------------

     Total sales and revenues                                        24,513,451

COST OF SALES AND REVENUES                                           11,754,620

DIRECT SERVICING EXPENSES                                            10,086,768

GENERAL AND ADMINISTRATIVE EXPENSES                                   5,272,840
                                                                   ------------

     Operating loss                                                  (2,600,777)

INTEREST EXPENSE, net of interest income of $23,006                     645,499
                                                                   ------------

     Loss before provision for income taxes                          (3,246,276)

PROVISION FOR INCOME TAXES                                               11,375
                                                                   ------------

     Net loss                                                       $(3,257,651)
                                                                   ============



           The accompanying notes to consolidated financial statements are an integral part of this statement.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                      FOR THE YEAR ENDED FEBRUARY 28, 1997



                                                                                                        Notes           Total
                                Common Shares                              Additional                 Receivable     Shareholders'
                           ----------------------   Common    Treasury       Paid-in   Accumulated       From          Equity
                           Outstanding   Treasury    Stock      Stock        Capital     Deficit     Shareholders     (Deficit)
                           -----------   --------   -------   ---------   ------------ -----------   ------------    ------------
BALANCES, MARCH 1, 1996,
 as restated                   674,073          -        $7     $     -   $1,669,853   $(4,629,208)     $(180,174)   $(3,139,522)

Net loss for the year
 ended February 28, 1997             -          -         -           -            -    (3,257,651)             -     (3,257,651)

Dividends on redeemable
  preferred stock                    -          -         -           -            -       (53,022)             -        (53,022)

Common stock redeemed                -        828         -      (7,866)           -             -              -         (7,866)

Decrease in notes
  receivable from
  shareholders                       -          -         -           -            -             -          6,995          6,995
                           -----------   --------   -------   ---------   ----------   -----------   ------------    -----------

BALANCES, FEBRUARY
  28, 1997, as restated        674,073        828        $7     $(7,866)  $1,669,853   $(7,939,881)     $(173,179)   $(6,451,066)
                           ===========   ========   =======   =========   ==========   ===========   ============    ===========



           The accompanying notes to consolidated financial statements are an integral part of this statement.
                                       -5-

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED FEBRUARY 28, 1997

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(3,257,651)
  Adjustments to reconcile net loss to net cash
    used by operating activities:
      Depreciation and amortization                                     266,906
      Amortization of excess cost over fair
        value of assets acquired                                         45,943
      Provision for the allowance for doubtful accounts                 189,418
      Changes in assets and liabilities:
        Accounts receivable                                             568,488
        Inventories                                                   1,392,882
        Prepaid expenses and other current assets                       (20,499)
        Deferred costs                                                  (61,678)
        Accounts payable                                               (728,056)
        Accrued liabilities                                          (1,055,074)
        Deferred service liability                                      256,972
        Deferred lease incentive                                        (25,253)
        Other assets                                                     84,897
                                                                    -----------
          Net cash used by operating activities                      (2,342,705)
                                                                    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                                  (141,036)
                                                                    -----------
          Net cash used by investing activities                        (141,036)
                                                                    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments on long-term debt                                          (88,880)
  Borrowings from issuance of long-term debt                             66,220
  Repayments of bank obligations                                       (135,000)
  Proceeds from bank obligations                                      1,350,000
  Repayments of loans to shareholder                                   (500,000)
  Borrowings from shareholder                                         1,900,000
  Proceeds from note payable                                            200,000
  Redemption of redeemable preferred stock                             (158,804)
  Dividends on redeemable preferred stock                               (53,022)
  Redemption of common stock                                             (7,866)
                                                                    -----------
          Net cash provided by financing activities                   2,572,648
                                                                    -----------
NET INCREASE IN CASH                                                     88,907

CASH, BEGINNING OF YEAR                                                 204,883
                                                                    -----------
CASH, END OF YEAR                                                      $293,790
                                                                    ===========
CASH PAID DURING THE YEAR FOR:
  Interest                                                             $435,854
                                                                    ===========
  Income taxes                                                          $12,054
                                                                    ===========
                The accompanying notes to consolidated financial
               statements are an integral part of this statement.

                   U.S. COMPUTER GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)    Description of business and current operations

       U.S. Computer Group, Inc. and subsidiaries (the "Company") provides maintenance for equipment manufactured by Digital Equipment Corporation, IBM, Sun Microsystems, Inc. and leading brand PCs, the sale of new and used computer equipment, network integration and design services, disaster recovery and business relocation services. The Company's customers are located primarily in New York, New Jersey and Pennsylvania. Approximately 69% of the Company's revenue was generated from the maintenance of computer equipment during the year ended February 28, 1997.

       During the year ended February 28, 1997, the Company sustained a net loss of $3,257,651 and reflected an accumulated deficit as of February 28, 1997 of $7,939,881. The Company has instituted a program of cost containment to improve profitability and has received support from its shareholders with additional funding to support cash flow. During the coming year, the Company has plans to continue cost containment measures to improve cash flow and is establishing revised bank financing arrangements to assist with this effort.

(2)    Summary of significant accounting policies

       (a)   Principles of consolidation

       The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

       (b)   Use of estimates

       Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

       (c)   Inventories

       Inventories are stated at the lower of cost or market and consist of electronic components and computer systems which support the Company's maintenance contracts. Cost is determined using the first-in, first-out method. (See Note 2j).

       (d)   Property and equipment

       Property and equipment are stated at cost. Equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets as follows:

                               Machinery and equipment                5 years
                               Furniture and fixtures                 8 years
                               Automobiles                            5 years

       Leasehold improvements are amortized over the shorter of the lease term or estimated useful life of the asset. Assets acquired under capital leases are amortized over the term of the lease.

       (e)   Excess costs over fair value of assets acquired

       Excess costs over the fair value of net assets acquired is being amortized on a straight-line basis over 15 years. Accumulated amortization was approximately $76,000 as of February 28, 1997. The recoverability of the excess cost over the fair value of net assets acquired is evaluated taking into consideration operating results and other significant events or changes in the business environment. Based upon the operating plans for the upcoming year, the Company believes that an impairment does not exist and, accordingly, has not reduced the excess cost over the fair value of net assets acquired.

       (f) Impairment of long-lived assets and long-lived assets to be disposed of

       The Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (Statement 121) on March 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this Statement did not have a material impact on the Company's financial position, results of operations or liquidity.

       (g)   Revenue recognition

       Service revenues generated under service maintenance contracts are recognized on a straight-line basis over the contract period, which is in proportion to the costs expected to be incurred in performing services under the contract. Estimated losses on contracts, if any, are charged against earnings in the period in which such losses are identified. Costs incurred that are directly related to the acquisition of a contract are deferred and charged to expense on a straight-line basis over the contract period, not to exceed twelve months. Deferred costs on the accompanying consolidated balance sheet represent the unamortized balance of incremental commissions and bonuses paid to acquire maintenance contracts. Service revenues that are not under contract are recognized as the service is performed. Revenue from trade sales is recognized upon shipment. (See Note 2j).

       (h)   Stock-based compensation

       Prior to March 1, 1996, the Company accounted for its stock options in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense would be recorded on the date of grant only if and to the extent that the current market price of the underlying stock exceeded the exercise price. On March 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (Statement 123), which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, Statement 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income (loss) disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in Statement 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of Statement 123. Such pro forma disclosure provisions were not required for fiscal year 1997 as no stock options or stock-based compensation awards were granted during that year.

       (i)   Income taxes

       Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (j) Prior period adjustments and restatement of previously issued financial statements

       The accumulated deficit balance as of February 28, 1996 has been restated to properly reflect the treatment of certain transactions. The impact of these adjustments on the Company's accumulated deficit, as originally reported, is summarized below:

       Accumulated deficit, February 28, 1996
         (as previously reported)                                 $  (918,814)
       To recognize revenues on a straight-line basis
          over the life of the respective contract                 (2,250,331)
       To defer sales costs previously expensed                       254,937
       To adjust valuation of inventories                          (1,715,000)
                                                                  -----------
       Accumulated deficit, February 28, 1996 (as restated)       $(4,629,208)
                                                                  ===========

       In addition, certain accounts in the accompanying consolidated financial statements as of February 28, 1997 and for the year then ended have been restated to properly reflect the treatment of the transactions enumerated above.

(3)    Inventories

       Inventories consist of the following at February 28, 1997:

         Parts to service maintenance contracts                       $4,797,273

         Less:  valuation reserves                                     2,426,531
                                                                      ----------
                                                                      $2,370,742
                                                                      ==========

(4)    Property and equipment

       Property and equipment, net consists of the following at February 28, 1997:

         Machinery and equipment                                      $1,037,530
         Leasehold improvements                                          326,343
         Furniture and fixtures                                          292,874
         Automobiles                                                     214,493
                                                                      ----------

                                                                       1,871,240
         Less: accumulated depreciation and
               amortization                                            1,142,259
                                                                      ----------
                                                                      $  728,981
                                                                      ==========

       Depreciation and amortization of property and equipment amounted to $266,906 in fiscal year 1997, which includes amortization of capitalized leases. Included in machinery and equipment at February 28, 1997 is $356,810 of equipment and furniture under capital leases. Accumulated amortization of such equipment and furniture was $149,995 at February 28, 1997.

(5)    Deferred service liability

       The  deferred  service   liability  of  $1,948,404  on  the  accompanying
       consolidated balance sheet represents maintenance contract revenues billed but not yet earned.

(6)    Financing arrangements

       On March 1, 1995, the Company entered into a loan agreement with a financial institution (original loan agreement) which was amended effective July 23, 1996. The amended loan agreement (loan agreement) provides for an available line of credit with the maximum amount available for borrowings being the lesser of the borrowing base (defined as 80% of eligible accounts receivable) or $2,650,000. At February 28, 1997, $2,650,000 was outstanding under the line of credit.

       At February 29, 1996, the Company had outstanding a $300,000 demand note which in connection with the amendment was considered part of the outstanding line of credit.

       The original loan agreement also provided for a $1,500,000 term loan payable in graduated installments through March 1, 2000. In connection with the amended loan agreement, principal payments were suspended until January 1, 1997 but interest payments were required during the suspension period. Beginning January 1, 1997, $30,000 a month is to be paid until July 31, 1997 at which time the unpaid principal is due in full. The amount outstanding under the term loan as of February 28, 1997 is $1,200,000.

       The loan agreement also provides for a $1,000,000 bullet loan secured by a standby letter of credit from another financial institution which is guaranteed by a shareholder of the Company.

       Borrowings under the loan agreement for the line of credit and term loan bore interest at 1/2% above the prime rate, up to and including December 31, 1996, and thereafter bear interest at 3% above the prime rate. Borrowings under the bullet loan bear interest at 1/2% above the prime rate. The prime rate was 8.25% at February 28, 1997.

       As collateral security for the payment under the loan agreement, the Company granted its financial institution a lien on and security interest in all monies and other property of the Company. Borrowings under the line of credit, term loan and bullet loan are also guaranteed by an officer, who is a shareholder, of the Company.

       All amounts due under the loan agreement were payable on July 31, 1997. Subsequent to year-end, the amounts outstanding under the loan agreement have been refinanced (See Note 19). As such, the classification of bank obligations has been presented in accordance with the terms of the new loan agreement.

       The maximum month-end amount outstanding under the line of credit during fiscal year 1997 was $2,650,000, average borrowings under the line were $2,325,000 and the weighted average interest rate was 9.17%.

       The loan agreement provides for a commitment fee at the rate of .375% per year of the unused line of credit. The commitment fee is payable quarterly.

       In addition, the Company has a "floorplan" credit line arrangement with a finance corporation which provides for financing of up to $350,000 to support inventory purchases from a specific vendor. The floorplan credit line agreement does not provide for interest terms as amounts outstanding are required to be paid timely. As collateral security for the payment under the loan agreement, the Company granted the finance corporation a security interest in the assets of the Company. As of February 28, 1997, accounts payable includes approximately $182,000 related to this inventory financing.

(7)    Note payable

       The note payable, to an unrelated consultant, of $200,000 on the accompanying consolidated balance sheet bears interest at 10% per year and was payable in full on February 14, 1997. The note has been guaranteed by certain executives of the Company. In March 1997, this note became subordinate to the bank obligations. As such, and consistent with the repayment terms of the new loan arrangements, this note payable has been classified as a long-term obligation.

(8)    Long-term debt

       As of February 28, 1997, long-term debt consists of the following:

                           Capital lease obligations (a)             $   230,611
                           Automobile loans (b)                           77,314
                                                                     -----------
                                                                         307,925
                           Less:  current installments of
                             long-term debt                               94,604
                                                                     -----------
                                                                     $   213,321
                                                                     ===========

       (a) Various capital lease obligations with interest ranging from 10% to 21.79%, payable in monthly installments through fiscal year 2001. The capital lease obligations are secured by the related equipment.

       (b) Various  automobile  loans with interest  rates ranging from 8.75% to
       10.6%  payable  in  monthly   installments   through  October  2000.  The
       automobile loans are secured by the related automobiles.

       Maturities on long-term debt for the next five years are as follows:

                           1998                                         $ 94,604
                           1999                                          100,535
                           2000                                           98,551
                           2001                                           14,235
                           2002 and thereafter                                 -
                                                                        --------
                                                                        $307,925
                                                                        ========

       At February 28, 1997, future minimum capital lease payments in the aggregate and for each of the five succeeding years are as follows:

                           1998                                         $ 85,102
                           1999                                           91,892
                           2000                                           87,799
                           2001                                           11,392
                           2002 and thereafter                                 -
                                                                        --------
                             Total minimum lease payments                276,185

                           Amount representing interest                   45,574
                                                                        --------
                           Present value of future minimum
                             lease payments                              230,611

                           Less:  current installments                    49,099
                                                                        --------
                           Obligations under leases excluding
                             current installments                       $181,512
                                                                        ========

(9)    Subordinated loan payable to shareholder

       The Company has outstanding $2,500,000 in demand loans payable to a shareholder at February 28, 1997. The loans bear interest at rates ranging from 8% to 10%. Of the $2,500,000 in outstanding loans at February 28, 1997, $2,400,000 is subordinate to bank obligations (See
       Note 6). As such, and consistent with the repayment terms of new loan arrangements (See Note 19), $2,400,000 of this loan has been classified as a long-term obligation.

(10)   Redeemable preferred stock

       The Series D preferred stock (preferred stock) are cumulative, non-voting shares that were issued in connection with a business acquisition. The holders of the preferred stock are entitled to receive cash dividends at a rate of 8% per year beginning after May 1, 1995. The dividends accrue daily and are payable quarterly in May, August, November and February. The preferred stock has a mandatory redemption requirement of 50% of the preferred shares on February 28, 1996 and the remaining 50% on May 1, 1997. The Company did not comply with the mandatory redemption requirements. Non-compliance with the mandatory redemption requirements resulted in an increased dividend rate and the preferred stock becoming convertible, at the shareholder's option, into 6% of the outstanding shares of common stock as of the conversion. The dividend rate increased to the greater of 8% or the prime rate plus 2%. The prime rate at February 28, 1997 was 8.25%. The Company did begin to redeem the preferred stock on a monthly basis in July 1996. The amount redeemed during fiscal year 1997 amounted to $158,804. The liquidation preference of the preferred stock as of February 28, 1997 is the remaining redemption price of $486,334.

       Subsequent  to  year-end,   a  settlement   agreement  on  the  remaining
       redeemable preferred stock was reached (See Note 19).

(11)   Stock options

       In 1992, the Company granted options to purchase 31,907 shares of common stock to two of its officers at an excerise price of $1.567 per share. The options are excercisable and expire in 10 years from the date of issuance. No options were granted during fiscal year 1997.

(12)   Notes receivable from shareholders

       The Company has three notes due from shareholders of $173,179 at February 28, 1997. Interest on the notes range from 8.5% to 9%. The notes require payment to be made before December 31, 2001. Amounts outstanding at February 28, 1997, including accrued interest of $22,510, have been reflected on the accompanying consolidated balance sheet.

(13)   Income taxes

       The provision for income taxes for fiscal year 1997 is comprised of:

                                                State and
                                    Federal       local        Total
                                    -------     ---------     -------
                   Current           $    -      $11,375      $11,375
                   Deferred               -            -            -
                                     ------      -------      -------
                                     $    -      $11,375      $11,375
                                     ======      =======      =======

       Income tax benefit for fiscal year 1997 differed from the amount computed by applying the U.S. Federal income tax rate of 34% to pre-tax loss due to the non-availability of any current benefit arising from the Company's net operating tax loss carryforward.

       The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of February 28, 1997 are as follows:

                   Deferred tax assets:
                     Net operating loss carryforwards                $1,600,000
                     Inventory due to valuation reserve                 970,000
                     Accounts receivable due to allowance
                       for doubtful accounts                            111,000
                                                                     ----------
                            Total gross deferred tax assets          $2,681,000
                                                                     ----------
                   Deferred tax liabilities:
                     Direct acquisition costs due to
                       amortization methods                            (127,000)
                     Property and equipment due to
                       depreciation methods                             (14,000)
                                                                     ----------
                            Total gross deferred tax liabilities       (141,000)
                                                                     ----------
                   Net deferred tax assets                            2,540,000

                   Less:  valuation allowance                        (2,540,000)
                                                                     ----------
                                                                     $        -
                                                                     ==========
       At February 28, 1997, the Company has net operating loss carryforwards of approximately $4,000,000 which expire through 2012.

(14)   Fair value of financial instruments

       Financial Accounting Standards Board Statement No. 107, "Disclosure about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of all financial instruments classified as current assets or liabilities, with the exception of the current installments of long-term debt, is deemed to approximate fair value because of the short maturity of these investments.

       The long-term debt of $213,321 on the accompanying consolidated balance sheet approximates fair value. The fair value of such long-term debt was estimated by discounting future cash flows of the instrument at a rate currently offered to the Company by the Company's bankers.

(15)   Employee benefit plan

       The Company has a 401(k) Savings Plan (the "Plan"). Participants in the Plan may contribute up to 15% of compensation, but not in excess of the maximum allowed under the Internal Revenue Code. The Plan provides for matching contributions equal to a percentage of the participants' contributions as determined each year by the Company. In fiscal year 1997, the Company did not make any matching contributions.

       Certain participants in the Plan hold as an investment in the Plan shares of the Company's common stock. Terminated employees have the option to require the Company to purchase the shares at the most recent fair value of the Company's common stock as determined as a result of an independent valuation. During fiscal year 1997, 828 shares were redeemed by the Company for a redemption value of $7,866. Subsequent to year-end, the Company has received notice from terminated employees that 16,567 shares will be required to be redeemed for a redemption value of $102,715, or $6.20 per share.

(16)   Business and credit considerations

       Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of trade receivables. The Company's customers are dispersed across many industries and are located principally in New York, New Jersey and Pennsylvania.

       During fiscal year 1997, 11 customers accounted for approximately 15% of the Company's annual sales. At February 28, 1997, 12 customers had accounts receivable balances, which in the aggregate represented approximately 23% of the total net receivables. The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers, as well as general economic conditions. Consequently, an adverse change in those factors could affect the Company's estimate of its bad debts. The Company, as a policy, does not require collateral from its customers.

(17)   Sales and revenue considerations

       The dominant part of the Company's business has historically been the provision of on-site maintenance service for computer systems. The Company provides this service on a contractual basis and enters into one or two year contracts with equipment users and buys an inventory of spare parts to support the equipment under contract. As of February 28, 1997, the Company had a service maintenance contract base with an aggregate balance of approximately $16 million.

(18)   Commitments and contingencies

       Legal proceedings

       There  are  two  claims  and  pending  legal   proceedings  that  involve
       employment related matters. The impact of the final resolution of these matters on the Company's results of operations or liquidity in a particular reporting period cannot be estimated. In the opinion of management, there are meritorious defenses to these claims and the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial position. Nonetheless, to avoid the expense and disruption of protracted litigation, the Company and one of the claimants reached a settlement agreement. The value of the settlement has been accrued for in the accompanying consolidated financial statements.

       Operating leases

       The Company is obligated under lease agreements for warehouse, office facilities and certain equipment. Rent expense for all operating leases amounted to approximately $896,000 for fiscal year 1997. In connection with a lease agreement for certain office space, the Company received use of the premises for the first ten months of the lease on a "rent-free" basis. The value of this incentive and other rent escalation clauses is being amortized over the life of the respective lease terms. As of February 28, 1997, the balance of this incentive was $149,408, and is reflected as deferred lease incentive on the accompanying consolidated balance sheet.

       At February 28, 1997, future minimum operating lease payments in the aggregate and for each of the five succeeding years are as follows:

                                                        Operating lease
                                                        ---------------
                           1998                           $  828,697
                           1999                              472,153
                           2000                              347,113
                           2001                              329,376
                           2002 and thereafter               548,960
                                                          ----------
                                                          $2,526,299
                                                          ===========

       Employment contract

       The Company has an employment contract with an officer which provides for annual base compensation of $200,000 plus a bonus. The officer is entitled to receive annual increases no less than the increase in the consumer price index. To date, no increases have been taken. The bonus is based upon a specified calculation taking into account an adjusted profit figure, as defined in the employment agreement.

(19)   Subsequent events

       As of February 28, 1997, the Company was engaged in negotiations with Colonial Commercial Corp., a publicly held corporation, as to a possible business combination. Such negotiations were terminated in August 1997.

       Subsequent to February 28, 1997, the outstanding  bank  obligations  (See
       Note 6), the note payable to an unrelated consultant (See Note 7) and the subordinated loans payable to a shareholder (See Note 9) have been refinanced. The new financing arrangements provide for a line of credit based upon a borrowing base with a maximum of $10 million. The line of credit expires three years from the date of closing. Interest on the line is at 1.75% above the prime rate. The agreement provides for a facility fee of 1%, an anniversary fee of .50% of $10,000,000 and a quarterly facility fee of $5,000. Certain financial convenants are required to be met.

       A settlement agreement was reached with the Series D preferred stock (See
       Note 10). The terms of the agreement with the Series D preferred stockholder provide for monthly redemptions of $33,452 and monthly dividend payments on the unliquidated balance, with the final payment due in October 1998.

       A settlement agreement was also reached with the claimant in one of the legal proceedings, which has been reflected in general and administrative expenses in the accompanying consolidated statement of operations for the year ended February 28, 1997 (See Note 18).

       Subsequent to year end, the Company renegotiated the lease for its New York City facilities, reducing the space leased and the term of the lease. Over the revised lease term, the Company expects to realize a reduction in lease payments of approximately $960,000.

                 TECH ELECTRO INDUSTRIES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


Introductory Paragraph

     Effective March 19, 1998, Tech Electro Industries, Inc. ("TEI") consummated the acquisition of newly-issued shares of common stock equaling, after issuance, 51% of the issued and outstanding common stock of U.S. Computer Group Inc. ("USCG"). The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated to the acquired assets and assumed liabilities based upon their respective fair values. The excess of the purchase price over the fair value of net assets acquired will be amortized over 15 years on a straight-line basis. Contract rights acquired will be amortized on a straight-line basis over a period of 10 years.

     The following unaudited pro forma consolidated financial statements give effect to the acquisition of USCG as if the acquisition occurred on January 1, 1997, and give effect to the amortization of goodwill and contract rights acquired. The pro forma consolidated statement of operations for the most recent fiscal year includes TEI's statement of operations for the fiscal year ended December 31, 1997, and USCG's statement of operations for the fiscal year ended February 28, 1998. The pro forma statement of operations presented for the interim period includes the results of operations of both TEI and USCG for the three months ended March 31, 1998.

     The unaudited pro forma consolidated financial information is not necessarily indicative of the results of operations that would have been reported had such events occurred on the date specified, nor is it necessarily indicative of the future results of the consolidated entities. The unaudited consolidated pro forma financial statements should be read in conjunction with the historical financial statements of the companies.

                 Tech Electro Industries, Inc. and Subsidiaries
                  Pro Forma Consolidated Statement of Operations
                                   (Unaudited)

                                                              TELE           USCG
                                                            12/31/97       02/28/98    Adjustments       Total
                                                           -----------   -----------   -----------    ----------

NET SALES AND SERVICE REVENUES                              $6,666,837   $24,257,252                 $30,924,089

COST OF SALES AND REVENUES AND DIRECT SERVICING EXPENSES     4,905,755    21,783,266                  26,689,021

                                                           -----------   -----------                  ----------
GROSS PROFIT                                                 1,761,082     2,473,986                   4,235,068

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                 3,174,432     5,341,688       809,259 (A) 9,325,379
                                                           -----------   -----------                  ----------

LOSS FROM OPERATIONS                                        (1,413,350)   (2,867,702)                 (5,090,311)

OTHER INCOME (EXPENSES)
      Interest income                                           99,862        13,037       (45,456) (B)   67,443
      Interest expense                                         (30,072)     (940,035)                   (970,107)
      Realized loss on sale of marketable securities           (31,667)            0                     (31,667)
      Gain on foreign exchange                                   9,668             0                       9,668
      Other                                                     18,247        49,800                      68,047
                                                           -----------   -----------                  ----------
                                                                66,038      (877,198)                   (856,616)

MINORITY INTEREST SHARE OF LOSS OF SUBSIDIARY                   47,731             0                      47,731
                                                           -----------   -----------                  ----------
LOSS BEFORE INCOME TAXES                                    (1,299,581)   (3,744,900)                 (5,899,196)
                                                           -----------   -----------                  ----------
PROVISION FOR INCOME TAXES                                           0         3,000                       3,000
                                                           -----------   -----------                  ----------
NET LOSS                                                   $(1,299,581)  $(3,747,900)                 (5,902,196)
                                                           ===========   ===========                  ==========

Net loss attributable to common shareholders               $(1,405,419)                              $(6,008,034)
                                                           ===========                                ==========
Basic and diluted net loss per share attributable to
      common shareholders                                  $     (0.59)                              $     (2.52)
                                                           ===========                                ==========
Number of weighted-average shares
      of common stock outstanding (basic and diluted)        2,382,814                               $ 2,382,814
                                                           ===========                                ==========

(A) To reflect amortization of goodwill and contract rights acquired assuming the Company had acquired USCG on January 1, 1997.

(B) To reflect effects of cash used for acquisition of USCG from interest earning investments.

                 Tech Electro Industries, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                                   (Unaudited)

                                                                 Three Months Ended 03/31/98
                                                   ------------------------------------------------------
                                                      TELE         USCG       Adjustments        Total

NET SALES AND SERVICE REVENUE                      $1,996,589   $5,520,000                     $7,516,589
COST OF SALES AND REVENUES AND DIRECT
  SERVICING EXPENSES                                1,355,537    4,632,977                      5,988,514
                                                   ----------   ----------                     ----------
GROSS PROFIT                                          641,052      887,023                      1,528,075

Selling, general and administrative                   756,086    1,144,997       202,315  (A)   2,103,398
                                                   ----------   ----------                     ----------
LOSS FROM OPERATIONS                                 (115,034)    (257,974)                      (575,323)

Other income (expenses)
     Interest income                                   25,424        3,303        (9,900) (B)      18,827
     Interest expense                                  (6,639)    (180,054)                      (186,693)
                                                   ----------   ----------                     ----------
                                                       18,785     (176,751)                      (167,866)

MINORITY INTEREST SHARE OF LOSS
  OF SUBSIDIARY                                        16,463            0                         16,463
                                                   ----------   ----------                     ----------
LOSS BEFORE INCOME TAXES                              (79,786)    (434,725)                      (726,726)

PROVISION FOR INCOME TAXES                                  0            0                              0
                                                   ----------   ----------                     ----------
NET LOSS                                           $  (79,786)  $ (434,725)                    $ (726,726)
                                                   ==========   ==========                     ==========

Net loss attributable to common
  shareholders                                     $ (113,680)                                 $ (750,720)
                                                   ==========                                  ==========

Basic and diluted net loss per share
  attributable to common shareholders              $    (0.03)                                 $    (0.20)
                                                   ==========                                  ==========

Number of weighted-average shares of
  common stock outstanding (basic and diluted)      3,638,292                                   3,638,292
                                                   ==========                                  ==========

(A) To reflect amortization of goodwill and contract rights acquired assuming the Company had acquired USCG on January 1, 1997.

(B) To reflect effects of cash used for acquisition of USCG from interest earning investments.

                 Tech Electro Industries Inc., and Subsidiaries
                           Consolidated Balance Sheet
                                   (Unaudited)

                                     ASSETS


                                                                    Mar 31, 1998
                                                                    ------------
CURRENT ASSETS
   Cash and cash equivalents                                         $1,177,227
   Marketable securities                                                125,550
   Accounts and notes receivable
     Accounts receivable-trade, net of
        allowance for doubtful accounts of $444,952                   3,321,006
     Notes                                                              334,378
     Other                                                               44,291
   Inventories                                                        3,469,100
   Deferred sales costs                                                 196,581
   Prepaid expenses and other current assets                            512,945
                                                                    -----------
TOTAL CURRENT ASSETS                                                  9,181,078
                                                                    -----------

NET PROPERTY AND EQUIPMENT                                              947,511
                                                                    -----------

OTHER ASSETS
   Contract rights                                                    5,436,047
   Deferred financing costs                                             251,663
   Goodwill                                                           3,984,815
   Notes receivable                                                      67,708
   Other assets                                                         226,720
                                                                    -----------
TOTAL OTHER ASSETS                                                    9,966,953
                                                                    -----------
TOTAL ASSETS                                                        $20,095,542
                                                                    ===========


                    See Note A to Consolidated Balance Sheet

                 Tech Electro Industries, Inc., and Subsidiaries
                           Consolidated Balance Sheet
                                   (Unaudited)


                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                    Mar 31,1998
                                                                   ------------
CURRENT LIABILITIES
   Current portion of credit facility obligations                      $70,000
   Current portion of notes payable                                    236,626
   Current portion of long-term debt                                   147,547
   Accounts payable trade                                            2,059,217
   Accrued liabilities                                               1,129,400
   Deferred service liabilities                                      1,614,317
   Dividends payable                                                    31,025
                                                                   -----------
     TOTAL CURRENT LIABILITIES                                       5,288,132

LONG TERM LIABILITIES
   CREDIT FACILITY OBLIGATIONS                                       7,102,063
   NOTE PAYABLE                                                         38,950
   LONG-TERM DEBT                                                      198,453
   DEFERRED LEASE INCENTIVE                                             94,473
                                                                   -----------
     TOTAL LIABILITIES                                              12,722,071

MINORITY INTEREST IN SUBSIDIARY                                      2,246,908

STOCKHOLDERS' EQUITY:
   Preferred stock, $1.00 par value;                                   298,534
     1,000,000 shares authorized, 65,000 Class B
     issued and outstanding on March 31, 1998,
     liquidation preference of $341,250;
     Class A issued and outstanding on March 31,
     1998; liquidation preference of $1,226,054
   Common stock, $.01 par value;                                        37,782
     10,000,000 shares authorized, 3,778,176
     shares issued and outstanding on March 31, 1998
   Additional paid-in capital                                        6,239,304
   Unrealized Gains (Losses) on marketable securities                   (1,250)
   Accumulated deficit                                              (1,447,807)
                                                                   -----------
 TOTAL STOCKHOLDERS' EQUITY                                          5,126,563
                                                                   ----------
 TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                          $20,095,542
                                                                   ===========


                    See Note A to Consolidated Balance Sheet

Note A - Acquisition

On March 19, 1998, the Company completed the acquisition of 51% of the issued and outstanding common stock of U.S. Computer Group Inc ("USCG"). The purchase consideration for the interest was $1,000,000 paid in cash. The acquisition has been accounted for as a purchase, however, USCG's results of operations for the nine business days ending March 31, 1998 were not material to the Company and have not been included in the consolidated statement of operations. The excess of the aggregate purchase price over the fair market value of assets acquired and liabilities assumed of $3,984,815 will be amortized over 15 years. Contract rights acquired of $5,436,047 will be amortized on a straight-line basis over a period of 10 years.

The summary of the fair value of assets acquired and liabilities assumed is as follows:

                                                      (Preliminary)
     Current assets                                    $4,672,250
     Fixed assets                                         642,408
     Contract rights and other assets                   5,912,160
     Goodwill                                           3,984,815
     Current liabilities                               (4,543,524)
     Long-term liabilities                             (7,433,939)
     Minority interest                                 (2,234,170)
                                                      -----------
                                                       $1,000,000
                                                      ===========

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 1998                                       TECH ELECTRO INDUSTRIES, INC.



                                                   By: /s/ David Kaye
                                                   -----------------------
                                                   David Kaye
                                                   Chief Financial Officer